Exhibit 9.4

[LOGO of Deloitte]
                                                       Deloitte Accountants B.V.
                                                       Oostmaaslaan 71
                                                       3063 AN Rotterdam
                                                       P.O. Box 4506
                                                       3006 AM Rotterdam
                                                       Netherlands

                                                       Tel: +31(10)8801400
                                                       Fax: +31(10)8801616
                                                       www.deloitte.nl

To the Board of Directors of
Stolt Offshore SA
1st Floor - Dolphin House
Windmill Road
Sunbury-on-Thames
Middlese TW16 &HT
United Kingdom

Date                     From                     Our reference
August 12, 2005          D.A. Sonneveldt          Oml/3100063588/le9999/
                                                  LvdS
                                                  Your reference
Subject                                           -


CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements of Stolt Offshore S.A. (a Luxembourg company) and its subsidiaries' (the "Company") on Form S-8, File Nos. 33-85168, 333-09292, 333-74321, 333-124983 and 333-124997
and on Form F-3 and Form F-3/A, File No. 333-86288 of our report dated August 12, 2005 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to differences between International Financial Reporting Standards and accounting principles generally accepted in the United States of America) on the financial statements of Seaway Heavy Lifting Limited as of and for the year ended December 31, 2004, appearing in Amendment No. 2 on Form 20-F of the Company for the year ended November 30, 2004.

                         /s/ Deloitte Accountants B.V.